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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

                                                   Percent          State of
                                                    Owned        Incorporation
                                                   -------       --------------
Children's Comprehensive Services
of California, Inc.                                  100%           California
d/b/a Advocate Schools

CCS/Altacare of Arkansas, Inc.                       100%           Arkansas

CCS/Bay County, Inc.                                 100%           Florida
d/b/a Bay County Behavioral Health Center

CCS/Gulf Pines, Inc.                                 100%           Texas
d/b/a Gulf Pines Behavioral Health Services

CCS/Lansing, Inc.                                    100%           Michigan
d/b/a Rivendell Center for Behavioral Health

CCS of Montana, Inc.                                 100%           Montana

CCS/Rivendell of Arkansas, Inc.                      100%           Arkansas

CCS/Rivendell of Kentucky, Inc.                      100%           Kentucky

CCS/Salt Lake City, Inc.                             100%           Utah
d/b/a Copper Hills Youth Center



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